As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOGEN, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1301878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13631 Progress Blvd., Suite 400 Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

AXOGEN, INC. FOURTH AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Marc Began General Counsel Axogen, Inc. 13631 Progress Boulevard, Suite 400 Alachua, Florida 32615 (386) 462-6800	Jaclyn Liu, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
EXPLANATORY NOTE
Axogen, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,900,000 additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) that became available for issuance pursuant to the Axogen, Inc. Fourth Amended and Restated 2019 Long-Term Incentive Plan (the “Equity Plan”). The Equity Plan, including the shares of Common Stock available for issuance pursuant thereto, has been previously approved by the Registrant’s shareholders and Registration Statements of the Registrant on Form S-8 relating to the Equity Plan are effective.
INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8
Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 22, 2019 (Registration No. 333-233416), (ii) the registration statement on Form S-8 filed by the Registrant with the Commission on May 11, 2021 (Registration No. 333-255992), (iii) the registration statement on Form S-8 filed by the Registrant with the Commission on May 31, 2022 (Registration No. 333-265321), and (iv) the registration statement on Form S-8 filed by the Registrant with the Commission on August 9, 2024 (Registration No. 333-281447) (collectively, the “Prior Registration Statements”), except to the extent supplemented, amended or superseded by the information set forth herein. Pursuant to the Prior Registration Statements, the Registrant previously registered an aggregate of 10,500,000 shares of Common Stock under the Equity Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the SEC are incorporated herein by reference:

a)    The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025 (Commission File No. 001-36046);

b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed with the SEC on May 8, 2025 and August 5, 2025, respectively;

c)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 8, 2025 (Item 5.02 only) and June 20, 2025; and

d)    The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8A12B filed with the Commission on August 6, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Blue Chip Law †

23.1	Consent of Blue Chip Law (contained in Exhibit 5.1). †

23.2	Consent of Deloitte & Touche LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith). †

24.1	Power of Attorney (included on signature page to this Registration Statement). †

99.1	Axogen, Inc. Fourth Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference from Appendix A of the Registrant’s Proxy Statement on DEF14A dated April 30, 2025 (No. 001-36046)).

107	Filing Fee Table. †

† Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, State of Florida, on August 5, 2025.

Axogen, Inc.

By:	/s/ Michael Dale
Name: Michael Dale
Title: Chief Executive Officer

Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Dale, Lindsey Hartley, and Marc Began, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S‑8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Dale	Chief Executive Officer and President	August 5, 2025
Michael Dale	(Principal Executive Officer)

/s/ Lindsey Hartley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2025
Lindsey Hartley

/s/ William Burke	Director	August 5, 2025
William Burke

/s/ John H. Johnson	Director	August 5, 2025
John H. Johnson

/s/ Alan M. Levine	Director	August 5, 2025
Alan M. Levine

/s/ Dr. Joseph Tyndall	Director	August 5, 2025
Dr. Joseph Tyndall

/s/ Paul Thomas	Director and Chairman of the Board	August 5, 2025
Paul Thomas

/s/ Kathy Weiler	Director	August 5, 2025
Kathy Weiler

/s/ Amy Wendell	Director	August 5, 2025
Amy Wendell